ASSIGNMENT AND ASSUMPTION OF CERTAIN ROYALTY RIGHTS

This ASSIGNMENT AND ASSUMPTION OF CERTAIN ROYALTY RIGHTS (this "Assignment"), dated as of November 22, 2022 (the "Assignment Date"), is entered into by and among the Robert Shipley Living Trust (the "Shipley Trust"), ROKK, LLC ("ROKK, LLC") and CytoSorbents Medical, Inc. Each individual entity party to this Assignment is referred to as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, on August 11, 2003, RenalTech International, LLC ("RenalTech"), who is the predecessor entity to CytoSorbents Medical, Inc., and Guillermina Vega Montiel ("Montiel") entered into that certain letter agreement (the "Royalty Letter Agreement") pursuant to which RenalTech agreed to pay a royalty of 3.0% of all gross revenues received by RenalTech from sales of the CytoSorb Device (the "Royalties") in the areas of sepsis, cardio-pulmonary bypass, organ donation, chemotherapy and inflammation control;

WHEREAS, Montiel and the Shipley Trust entered into that certain Assignment and Assumption of Certain Royalty Rights, dated as of February 28, 2017, pursuant to which Montiel assigned all of Montiel's rights, title and interest in and to the Royalties under the Royalty Letter Agreement to the Shipley Trust, and the Shipley Trust accepted such assignment and agreed to assume and perform all obligations of Montiel under the Royalty Letter Agreement, effective as of February 28, 2017; and

WHEREAS, pursuant to this Assignment, the Shipley Trust desires to assign all of its rights, title and interest in and to the Royalties under the Royalty Letter Agreement to ROKK, LLC and ROKK, LLC desires to accept the assignment thereof.

NOW THEREFORE, in consideration of the Recitals set forth above, the terms and provisions of this Assignment and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

AGREEMENT

1. Assignment and Assumption

As of the Assignment Date, the Shipley Trust does hereby assign all of its rights, title and interest in and to the Royalties under the Royalty Letter Agreement to ROKK, LLC. As of the Assignment Date, ROKK, LLC hereby accepts the foregoing assignment and assumes all of the obligations of the Shipley Trust under the Royalty Letter Agreement.

2. Successors and Assigns

This Assignment shall be binding upon and inure to the benefit of the Parties' respective successors and assigns. The agreements contained herein constitute the entire understanding between the Parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, which are inconsistent herewith.

3. Modification and Waiver

No supplement, modification, waiver, or amendment of this Assignment shall be binding unless executed in writing by each of the Parties hereto. No waiver of any of the provisions of this Assignment

shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

4. Governing Law

The validity and effect of this Assignment and the rights and obligations of the Parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions.[1]

5. Counterparts

This Assignment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A facsimile or an electronic copy of a signature is valid as an original.

6. Further Assurances

The Parties agree to execute and deliver any and all documents and to take such further actions as shall reasonably be required to effectuate the intent and transactions contemplated by this Assignment.

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have duly executed this Assignment as of the Assignment Date.

ROBERT SHIPLEY LIVING TRUST

Mary Shipley Ley

Name: Mary Shipley Ley

Title: Trustee

ROKK, LLC

Mary Shipley Ley

Name: Mary Shipley Ley

Title: Managing Member

Acknowledged by:

CYTOSORBENTS MEDICAL, INC.

Kathleen P. Bloch

Name: Kathleen P. Bloch

Title: Chief Financial Officer

ASSIGNMENT AND ASSUMPTION OF CERTAIN ROYALTY RIGHTS

THIS ASSIGNMENT AND ASSUMPTION OF CERTAIN ROYALTY RIGHTS (this "**Assignment**") dated as of February 28, 2017 (the "**Closing Date**"), is entered into by and between Guillermina Vega Montiel ("**Assignor**"), and Robert Shipley Living Trust ("**Assignee**")

RECITALS:

A) On August 11, 2003, RenalTech International, LLC ("**RenalTech**"), who is the predecessor corporation to CytoSorbents Medical, Inc., and Assignor entered into an agreement whereby in exchange for certain payments from Assignor, RenalTech agreed to pay a royalty of 3.0% of all gross revenues received from sales of the CytoSorb Device (the "**Royalties**") in the areas of sepsis, cardio-pulmonary bypass, organ donation, chemotherapy and inflammation control ("**Royalty Agreement**"), as more fully described in the Royalty Agreement attached hereto as Exhibit A;

B) Pursuant to this Agreement, Assignor desires to assign its interest in the Royalties to Assignee, and Assignee desires to accept the assignment thereof, upon the terms and conditions of this Assignment;

NOW THEREFORE, in consideration of the Recitals set forth above, the terms and provisions of this Assignment and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby covenant and agree as follows:

1. Assignment. Effective as of the date hereof, Assignor hereby sells, assigns, transfers, and sets over unto Assignee all of Assignor's right, title and interest in and to the Royalties as described in the Royalty Agreement.

2. Acceptance and Assumption. Assignee hereby accepts this Assignment and agrees to assume and perform all obligations of the Royalty Agreement; provided, however, that Assignee shall not have any liability and does not assume any obligation under the Royalty Agreement.

3. Successors and Assigns. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New Jersey.

1-2

5. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

Guillermina Vega Montiel

ASSIGNEE:

Robert Shipley Living Trust

RenalTech
INTERNATIONAL

RenalTech International, LLC
320 East 65th Street, Suite 116
New York, NY 10021
Telephone: 212-717-8644
Facsimile: 212-717-8643
www.renaltech.com
E-mail: info@renaltech.com

Guillermina Vega Montiel
P.O. Box 894
Nogales, AZ 85628

August 11, 2003

Dear Guillermina,

This letter shall summarize the points of our discussion from 8/5 regarding the agreed incentive structure for your further investment in RenalTech.:

a. You will purchase $4 million of Membership Units from RenalTech at a price of $3.25 per Unit with a ratchet provision that gives you the lower price if within the next 12 months, after this investment, Membership Units are sold at a lower price.

b. RenalTech will grant you a royalty of 3% on all gross revenues received by RenalTech from the sales of the CytoSorb Device in the areas of sepsis, cardio-pulmonary bypass, organ donation, chemotherapy and inflammation control. The term "revenue" shall include all product sales revenue as well as license fees and proceeds from the sale of RenalTech's Cytosorb intellectual property.

c. You will arrange to (1) immediately wire $1.5mm to RenalTech's Citibank account #41358084 for purposes of conducting the FDA clinical trials for the BetaSorb ;

(2) wire an additional $1mm by August 25, to provide working capital;

(3) wire an additional $1.5 mm by October 15.

d While not contractually committed to do so, you will consider investing an additional $1 million at the same price as stated above provided the Company is, in your opinion, making satisfactory progress. This right to invest the additional $1mm at $3.25+ratchet to lower price shall be exercisable through February 28, 2004.

Please sign and return a copy of this letter (by fax) to indicate your agreement

Agreed to: [signature]

RenalTech International, LLC

By: [signature]